EXHIBIT 99.2


                 INFINITY BROADCASTING CORPORATION

                        EARNINGS INFORMATION

         (unaudited, in millions except per share amounts)

                            THREE MONTHS ENDED  	NINE MONTHS ENDED
	                       SEPTEMBER 30,              SEPTEMBER 30,
                              1999        1998        1999       1998
                            -------------------    ----------------------

Revenues                     $   619   $  534     $   1,690 $  1,320

Operating expenses               337      306           973      781

Depreciation & amortization       73       72           219      177
                             -------  -------     ---------  -------

Operating costs & expenses       410      378         1,192      958
                              -------  -------     ---------  -------
Operating income                 209      156           498      362

Other income & expenses, net       -        2             -        2

Interest expense, net              -       17             2       22
                              -------  -------     ---------  -------

Income before income taxes       209      141           496      342

Income tax expense              (98)     (74)         (237)    (176)
                             -------  -------     ---------  -------
Net income                   $   111    $  67      $   259    $  166
                             =======  =======     =========  =======
Average shares outstanding -
basic & diluted                   846      700           852      700
                              =======  =======    ========== ========
Earnings per common
share - basic & diluted      $  0.13   $ 0.10      $   0.30     $0.24
                            =========  =======    ========== ========